Exhibit 99.1

Covidien Reports Fourth-Quarter and Fiscal 2009 Results

•	Fourth-quarter diluted GAAP earnings per share from continuing operations were $0.11; excluding specified items, adjusted diluted earnings per share from continuing operations were $0.72

•	Fiscal 2009 diluted GAAP earnings per share from continuing operations were $1.78; excluding specified items, adjusted diluted earnings per share from continuing operations were $2.84

•	Fiscal 2010 sales guidance raised

DUBLIN, Ireland – November 17, 2009 – Covidien plc (NYSE: COV) today reported results for the fourth quarter of fiscal 2009 (July – September 2009). Fourth-quarter net sales of $2.7 billion were essentially unchanged from those of a year ago, with unfavorable foreign exchange of $54 million reducing the quarterly sales growth rate by approximately 2 percentage points. The fourth-quarter results included several one-time items as shown in the attached quarterly Non-GAAP Reconciliations table, including income tax, legal and environmental charges.

Excluding the comparison of $57 million in fourth-quarter 2008 sales of oxycodone hydrochloride extended-release tablets (Oxy ER), fourth-quarter 2009 operational growth (net sales growth excluding the effect of foreign exchange) was 4%, driven primarily by higher volume, new products and pricing.

Fourth-quarter 2009 gross margin of 52.8% was down 0.5 percentage points from the prior-year period. As shown on the attached quarterly Non-GAAP Reconciliations table, the fourth-quarter 2009 adjusted gross margin was 53.2%, up 0.9 percentage points from the 2008 adjusted gross margin. The fourth-quarter 2009 improvement reflected positive mix in Medical Devices and benefits from our restructuring program, partially offset by unfavorable foreign exchange.

Selling, general and administrative expenses for the fourth quarter of fiscal 2009 were significantly higher than those of a year ago. The 2009 expenses included planned increases in selling and marketing, as well as one-time charges primarily related to legal and environmental matters. These expenses were partially offset by benefits from foreign exchange. Research and Development (R&D) expense in the quarter increased 7% from that of the prior year and represented 4.2% of net sales.

In the fourth quarter, the Company reported operating income of $308 million, versus $555 million in the same period the year before. Fourth-quarter 2009 adjusted operating income, excluding the specified items shown in the attached quarterly Non-GAAP Reconciliations table, was $538 million, versus $519 million in the fourth quarter of the previous year. Fourth-quarter adjusted operating income, excluding the specified items, represented 19.9% of sales, versus 19.7% a year ago.

The fourth-quarter results also included other income of $122 million representing the impact of our tax sharing agreement, primarily resulting from Tyco International’s settlement of certain pre-separation tax matters.

The fourth-quarter effective tax rate of 86.0% was negatively impacted by several items, including the effect of Tyco International’s settlement of certain outstanding pre-separation tax matters with the IRS and the write-off of a previously recognized deferred tax asset related to the Specialty Chemicals business. Excluding the specified items, the fourth-quarter tax rate was 27.4%.

Fourth-quarter diluted GAAP earnings per share from continuing operations were $0.11, versus $0.84 per share in the fourth quarter of last year. Fourth-quarter adjusted diluted earnings per share, excluding the specified items, were $0.72, versus $0.68 a year ago.

For fiscal 2009, net sales of $10.7 billion were 3% above the $10.4 billion in the prior year, with unfavorable foreign exchange lowering the sales growth rate by approximately 5 percentage points. Sales rose 8% in the United States, but declined 3% outside the U.S., reflecting non-U.S. operational growth of 7% and a negative currency impact of 10%. Total Company operational growth, excluding the impact of Oxy ER, was 5%.

The Company reported operating income of $1.9 billion in fiscal 2009, versus $2.0 billion a year earlier. Fiscal 2009 adjusted operating income, excluding the items specified in the attached Non-GAAP Reconciliations table, as well as Oxy ER, was $2.08 billion, versus $2.10 billion in the previous year. Fiscal 2009 adjusted operating income, excluding the specified items and Oxy ER, represented 20.1% of sales, versus 20.3% a year ago.

The effective tax rate was 51.3% for fiscal 2009. Excluding the specified items, the adjusted tax rate was 26.3%.

For fiscal 2009, diluted GAAP earnings per share from continuing operations were $1.78, versus $3.04 in 2008. Excluding the specified items and Oxy ER, adjusted diluted earnings per share from continuing operations were $2.84, versus $2.70 a year ago.

“We finished fiscal 2009 with a solid performance that was in line with our expectations,” said Richard J. Meelia, Chairman, President and CEO. “Our 2009 results were aided by successful new product launches, market share gains and several strategic acquisitions. We significantly increased R&D spending, made several portfolio management moves to strengthen our business and again generated strong cash flow.

“Looking forward to 2010, we are revising our guidance upward to reflect the weakening of the U.S. dollar, the acquisition of Aspect Medical Systems and the FDA’s recent approval of two important new products in our Pharmaceuticals business,” Mr. Meelia added. “We are confident that our strong pipeline of new products, aggressive cost control initiatives and recent key strategic investments will drive our continued growth in the coming year and beyond.”

Results by business segment follow.

Medical Devices sales of $1.6 billion in the fourth quarter were 7% above the $1.5 billion in the comparable quarter of last year. Operational growth was 9%, reflecting new products and increased volume. Operationally, sales in Endomechanical climbed at a double-digit pace, fueled by sharply higher sales of stapling products. The Energy double-digit quarterly sales gain was again due to strong growth for vessel sealing products, partially offset by a continued slowdown in capital-related hardware products. In Soft Tissue Repair, sales of mesh and biosurgery products again rose rapidly, but growth in the product line was restrained by somewhat lower sales of sutures. In Airway and Ventilation, quarterly operational sales were up slightly, driven by an increase in ventilator sales outside the United States. Vascular sales rose at a double-digit pace, due to the addition of VNUS and Bacchus products, both of which surpassed our expectations, coupled with good growth for compression products.

For fiscal 2009, Medical Devices sales were up 2% to $6.1 billion, versus $5.9 billion a year ago. Unfavorable foreign exchange reduced the sales growth rate by approximately 6 percentage points.

Pharmaceuticals sales of $637 million in the fourth quarter were 10% below those of the prior year’s $708 million. Unfavorable foreign exchange contributed about 2 percentage points to the decrease. In addition, the year-ago quarter included $57 million in Oxy ER sales. Excluding the impact of foreign exchange and Oxy ER, sales were essentially unchanged in the fourth quarter. Sales in the quarter benefited from a double-digit increase in radiopharmaceuticals, aided by an improved supply situation versus the year before. Operationally, sales of contrast products were up slightly, though growth was restrained by continued softness for capital equipment. Sales of Active Pharmaceutical Ingredients were little changed from those of the prior year’s fourth quarter, while Specialty Chemicals sales declined, reflecting weakness in microelectronic chemicals. Excluding Oxy ER, sales of Specialty Pharmaceuticals were well below those of a year ago, due to sharply lower sales of branded products and softness for generic products.

For fiscal 2009, Pharmaceuticals sales climbed 8%, from $2.66 billion last year to $2.86 billion, with unfavorable foreign exchange reducing the sales growth rate by approximately 4 percentage points. Oxy ER contributed $354 million in 2009 and $57 million in 2008. Excluding the impact of foreign exchange and Oxy ER, Pharmaceuticals sales in 2009 were 1% above those of the prior year.

Medical Supplies fourth-quarter sales of $433 million were 6% below the $462 million reported in the comparable quarter of the previous year. The decline was primarily due to lower sales of Nursing Care, SharpSafety and OEM products. For fiscal 2009, sales of Medical Supplies, at $1.75 billion, were 2% below last year’s $1.79 billion, with unfavorable foreign exchange reducing the sales growth rate by approximately 2 percentage points.

During fiscal 2009, Covidien purchased approximately 6 million ordinary shares under its previously announced share buyback program.

FISCAL 2010 OUTLOOK

Covidien has updated its fiscal 2010 guidance to reflect the recent weakening of the U.S. dollar against most currencies, the acquisition of Aspect Medical Systems and the FDA approvals of Oral Transmucosal Fentanyl Citrate and Pennsaid®. The Company now estimates that sales in fiscal 2010 will be up 6% to 9%, including foreign exchange at current rates and excluding Oxy ER sales from the 2009 base. Net sales are now expected to be up 9% to 12% versus 2009 in the Medical Devices segment and flat to up 3% in Pharmaceuticals. There is no change to previous 2010 guidance for the Medical Supplies segment, where sales are expected to increase 2% to 5%. Including foreign exchange at current rates and excluding the impact of one-time items, the operating margin is expected to be in the 20% to 21% range and the effective tax rate is expected to be in the 21% to 23% range, both consistent with prior guidance.

ABOUT COVIDIEN

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in three segments: Medical Devices, Pharmaceuticals and Medical Supplies. With 2009 revenue in excess of $10 billion, Covidien has 42,000 employees worldwide in more than 60 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS

Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Brian Nameth
Vice President	Director
Public Relations	Investor Relations
508-452-4372	508-452-4363
bruce.farmer@covidien.com	brian.nameth@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	At Covidien’s website: http://investor.covidien.com

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 866-713-8310. For participants outside the U.S., the dial-in number is 617-597-5308. The access code for all callers is 91064338.

•

Through an audio replay: A replay of the conference call will be available beginning at 11:30 a.m. on November 17, 2009, and ending at 5:00 p.m. on November 24, 2009. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 58107629.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including operational growth, adjusted net sales, adjusted gross margin, adjusted operating income, adjusted earnings per share and adjusted operating margin, which are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

The Company presents its operating margin and effective tax rate forecast before special items to give investors a perspective on the expected underlying business results. Because the Company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the Company’s financial statements, it is difficult to include the impact of those items in the forecast. In addition, the Company is excluding the one-time impact of Oxy ER from its fiscal 2009 net sales to give investors a better perspective on its base business operations. Sales of Oxy ER is fiscal 2009 were $354 million. Given the substantial but finite nature of Oxy ER sales, the Company believes that excluding the impact provides investors with a better understanding of its base business operations. Including Oxy ER and foreign exchange rates at current levels, the Company estimates that net sales in fiscal 2010 will increase 2.5% to 5.5% versus 2009 and sales in the Pharmaceuticals segment will be down 13% to down 10% versus those of 2009.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, fourth-party payers and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, including legacy Tyco-related litigation, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates, issues related to our existing material weakness in accounting for income taxes or potential environmental liabilities. These and other factors are identified and described in more detail in our filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien plc

Consolidated Statements of Income

Quarters Ended September 25, 2009 and September 26, 2008

(dollars in millions, except per share data)

	Quarter Ended September 25, 2009	Percent of Net Sales	Quarter Ended September 26, 2008	Percent of Net Sales

Net sales	$2,697	100.0%	$2,690	100.0%
Cost of products sold	1,273	47.2	1,257	46.7

Gross profit	1,424	52.8	1,433	53.3

Selling, general and administrative expenses	924	34.3	762	28.3
Research and development expenses	112	4.2	105	3.9
In-process research and development charges	36	1.3	-	-
Restructuring charges	44	1.6	4	0.1
Shareholder settlements, net of insurance recovery	-	-	7	0.3

Operating income	308	11.4	555	20.6

Interest expense	(44)	(1.6)	(45)	(1.7)
Interest income	5	0.2	13	0.5
Other income, net	123	4.6	3	0.1

Income from continuing operations before income taxes	392	14.5	526	19.6

Income tax expense	337	12.5	101	3.8

Income from continuing operations	55	2.0	425	15.8

Income (loss) from discontinued operations, net of income taxes	1	-	(16)	(0.6)

Net income	$56	2.1	$409	15.2

Basic earnings per share:
Income from continuing operations	$0.11		$0.85
Income (loss) from discontinued operations	-		(0.03)
Net income	0.11		0.81

Diluted earnings per share:
Income from continuing operations	$0.11		$0.84
Income (loss) from discontinued operations	-		(0.03)
Net income	0.11		0.81

Weighted-average number of shares outstanding (in millions):
Basic	501		502
Diluted	503		508

Covidien plc

Non-GAAP Reconciliations

Quarters Ended September 25, 2009 and September 26, 2008

(dollars in millions, except per share data)

	Quarter Ended September 25, 2009
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations

GAAP	$2,697	$1,424	52.8%	$308	11.4%	$392	$55	$0.11
Adjustments:
Reclass of discontinued operations (1)	-	10		18		18	72	0.14
Legal charge (2)	-	-		58		58	36	0.07
Environmental charge (3)	-	-		53		53	32	0.06
Loss on divestiture (4)	-	-		21		21	17	0.03
In-process research and development charges (5)	-	-		36		36	36	0.07
Restructuring charges (6)	-	-		44		44	30	0.06
Impact of tax sharing agreement (7)	-	-		-		(122)	(122)	(0.24)
Tax matters (8)	-	-		-		-	207	0.41

As adjusted	$2,697	$1,434	53.2	$538	19.9	$500	$363	0.72

(1)

Consists of incremental depreciation and amortization expense recorded relating to the period from the first quarter of fiscal 2008 when we classified our Specialty Chemicals pharmaceuticals business as held for sale through the third quarter of fiscal 2009 and the write-off of a previously recognized deferred tax asset.

(2)	Represents a legal charge associated with an anti-trust case, which is included in selling, general and administrative expenses.
(3)	Represents the estimated additional cost to remediate environmental matters at a site located in Orrington, Maine.
(4)	Represents charges included in selling, general and administrative expenses for the loss on sale of Sleep Diagnostics and the write down of Oxygen Therapy to its fair value less cost to sell.
(5)	Relates to the acquisition of Power Medical Interventions, Inc. by our Medical Devices segment.
(6)	Relates to severance costs across the Company and impairment charges within our Pharmaceuticals segment.
(7)

Represents other income recorded under our tax sharing agreement with Tyco International and Tyco Electronics, primarily resulting from Tyco International’s settlement with the IRS of certain outstanding tax matters in the 2001 through 2004 audit cycle.

(8)

Primarily relates to an increase in income tax liabilities resulting from the effect of Tyco International’s settlement with the IRS of certain outstanding tax matters in the 2001 through 2004 audit cycle.

	Quarter Ended September 26, 2008
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations

GAAP	$2,690	$1,433	53.3%	$555	20.6%	$526	$425	$0.84
Adjustments:
Restructuring charges (1)	-	-		4		4	1	-
Shareholder settlements, net of insurance recovery (2)	-	-		7		7	7	0.01
Impact of tax sharing agreement (3)	-	-		-		(12)	(12)	(0.02)
Tax matters (4)	-	-		-		-	(42)	(0.08)

As adjusted	2,690	1,433	53.3	566	21.0	525	379	0.75
Impact of Oxy ER (5)	(57)	(56)	98.2	(47)	82.5	(47)	(34)	(0.07)

As adjusted, excluding impact of Oxy ER	$2,633	$1,377	52.3	$519	19.7	$478	$345	0.68

(1)	Primarily relates to severance costs within our Pharmaceuticals and Medical Supplies segments.
(2)	Represents our portion of Tyco International’s legal settlements with certain shareholders, net of our portion of an insurance recovery.
(3)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics included in other income.
(4)

Primarily consists of the settlement of certain income tax matters and adjustments to legacy income tax liabilities, a portion of which are not subject to the tax sharing agreement with Tyco International and Tyco Electronics.

(5)	Represents the sales and direct costs attributable to selling oxycodone hydrochloride extended-release tablets (Oxy ER).

Covidien plc

Segment and Geographical Sales

Quarters Ended September 25, 2009 and September 26, 2008

(dollars in millions)

	Quarters Ended
	September 25, 2009	September 26, 2008	Percent change	Percent change currency	Operational growth

Medical Devices
United States	$670	$598	12%	-%	12%
Non-U.S.	957	922	4	(3)	7

	$1,627	$1,520	7	(2)	9

Pharmaceuticals
United States	$434	$508	(15)%	-%	(15)%
Non-U.S.	203	200	2	(8)	10

	$637	$708	(10)	(2)	(8)

Medical Supplies
United States	$378	$395	(4)%	-%	(4)%
Non-U.S.	55	67	(18)	(6)	(12)

	$433	$462	(6)	(1)	(5)

Covidien plc
United States	$1,482	$1,501	(1)%	-%	(1)%
Non-U.S.	1,215	1,189	2	(5)	7

	$2,697	$2,690	-	(2)	2

Covidien plc

Select Product Line Sales

Quarters Ended September 25, 2009 and September 26, 2008

(dollars in millions)

	Quarters Ended
	September 25, 2009	September 26, 2008	Percent change	Percent change currency	Operational growth

Medical Devices
Endomechanical Instruments	$521	$485	7%	(3)%	10%
Soft Tissue Repair Products	207	208	-	(4)	4
Energy Devices	232	213	9	(3)	12
Oximetry & Monitoring Products	166	158	5	-	5
Airway & Ventilation Products	212	209	1	(2)	3
Vascular Products	167	128	30	-	30

Pharmaceuticals
Oxycodone Hydrochloride Extended-Release Tablets	$-	$57	(100)%	-%	(100)%
Other Specialty Pharmaceuticals	118	144	(18)	-	(18)
Active Pharmaceutical Ingredients	90	95	(5)	(4)	(1)
Specialty Chemicals	107	117	(9)	(5)	(4)
Contrast Products	159	159	-	(3)	3
Radiopharmaceuticals	163	136	20	(1)	21

Covidien plc

Consolidated Statements of Income

Fiscal Years Ended September 25, 2009 and September 26, 2008

(dollars in millions, except per share data)

	Fiscal Year Ended September 25, 2009	Percent of Net Sales	Fiscal Year Ended September 26, 2008	Percent of Net Sales

Net sales	$10,677	100.0%	$10,358	100.0%
Cost of products sold	4,938	46.2	4,943	47.7

Gross profit	5,739	53.8	5,415	52.3

Selling, general and administrative expenses	3,086	28.9	2,923	28.2
Research and development expenses	438	4.1	350	3.4
In-process research and development charges	115	1.1	22	0.2
Restructuring charges	61	0.6	77	0.7
Shareholder settlements, net of insurance recoveries	183	1.7	42	0.4

Operating income	1,856	17.4	2,001	19.3

Interest expense	(175)	(1.6)	(209)	(2.0)
Interest income	25	0.2	44	0.4
Other income, net	145	1.4	199	1.9

Income from continuing operations before income taxes	1,851	17.3	2,035	19.6

Income tax expense	949	8.9	498	4.8

Income from continuing operations	902	8.4	1,537	14.8

Income (loss) from discontinued operations, net of income taxes	5	-	(176)	(1.7)

Net income	$907	8.5	$1,361	13.1

Basic earnings per share:
Income from continuing operations	$1.79		$3.08
Income (loss) from discontinued operations	0.01		(0.35)
Net income	1.80		2.72

Diluted earnings per share:
Income from continuing operations	$1.78		$3.04
Income (loss) from discontinued operations	0.01		(0.35)
Net income	1.79		2.70

Weighted-average number of shares outstanding (in millions):
Basic	503		500
Diluted	505		505

Covidien plc

Non-GAAP Reconciliations

Fiscal Years Ended September 25, 2009 and September 26, 2008

(dollars in millions, except per share data)

	Fiscal Year Ended September 25, 2009
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations

GAAP	$10,677	$5,739	53.8%	$1,856	17.4%	$1,851	$902	$1.78
Adjustments:
Reclass of discontinued operations (1)	-	5		9		9	66	0.13
Legal charges (2)	-	-		94		94	58	0.12
Licensing fees (3)	-	-		30		30	19	0.04
Environmental charge (4)	-	-		53		53	32	0.06
Loss on divestiture (5)	-	-		21		21	17	0.03
In-process research and development charges (6)	-	-		115		115	114	0.23
Restructuring charges (7)	-	-		61		61	39	0.08
Shareholder settlements (8)	-	-		183		183	183	0.36
Impact of tax sharing agreement (9)	-	-		-		(126)	(126)	(0.25)
Tax matters (10)	-	-		-		-	389	0.77

As adjusted	10,677	5,744	53.8	2,422	22.7	2,291	1,693	3.35
Impact of Oxy ER (11)	(354)	(346)	97.7	(345)	97.5	(345)	(259)	(0.51)

As adjusted, excluding impact of Oxy ER	$10,323	$5,398	52.3	$2,077	20.1	$1,946	$1,434	2.84

(1)

Consists of incremental depreciation and amortization expense recorded relating to the period from the first quarter of fiscal 2008 when we classified our Specialty Chemicals pharmaceuticals business as held for sale through the end of fiscal 2008 and the write-off of a previously recognized deferred tax asset.

(2)	Represents legal charges associated with three anti-trust cases, which are included in selling, general and administrative expenses.
(3)	Consists of research and development expenses related to up front fees and milestone payments for licensing arrangements entered into by our Pharmaceuticals segment.
(4)	Represents the estimated additional cost to remediate environmental matters at a site located in Orrington, Maine.
(5)	Represents charges included in selling, general and administrative expenses for the loss on sale of Sleep Diagnostics and the write down of Oxygen Therapy to its fair value less cost to sell.
(6)	Relates to acquisitions by our Medical Devices segment, primarily VNUS Medical Technologies, Inc. and Power Medical Interventions, Inc.
(7)	Primarily relates to severance costs across the Company and impairment charges within our Pharmaceuticals segment.
(8)	Represents our portion of Tyco International’s legal settlements with certain shareholders and our portion of the estimated cost to settle all of the remaining securities cases outstanding.
(9)

Represents other income recorded under our tax sharing agreement with Tyco International and Tyco Electronics, primarily resulting from Tyco International’s settlement with the IRS of certain outstanding tax matters in the 2001 through 2004 audit cycle.

(10)

Primarily relates to an increase in income tax liabilities resulting from the effect of Tyco International’s settlement with the IRS of certain outstanding tax matters in the 2001 through 2004 audit cycle and withholding tax incurred on repatriated earnings.

(11)	Represents the sales and direct costs attributable to selling oxycodone hydrochloride extended-release tablets (Oxy ER).

	Fiscal Year Ended September 26, 2008
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations

GAAP	$10,358	$5,415	52.3%	$2,001	19.3%	$2,035	$1,537	$3.04
Adjustments:
In-process research and development charges (1)	-	-		22		22	22	0.04
Restructuring charges (2)	-	-		77		77	60	0.12
Shareholder settlements, net of insurance recoveries (3)	-	-		42		42	42	0.08
Impact of tax sharing agreement (4)	-	-		-		(193)	(193)	(0.38)
Tax matters (5)	-	-		-		-	(70)	(0.14)

As adjusted	10,358	5,415	52.3	2,142	20.7	1,983	1,398	2.77
Impact of Oxy ER (6)	(57)	(56)	98.2	(47)	82.5	(47)	(34)	(0.07)

As adjusted, excluding impact of Oxy ER	$10,301	$5,359	52.0	$2,095	20.3	$1,936	$1,364	2.70

(1)	Primarily relates to acquisitions by our Medical Devices segment.
(2)	Consists of restructuring charges of $59 million and related asset impairment charges of $18 million, both primarily within our Medical Devices segment.
(3)	Represents our portion of Tyco International’s legal settlements with certain shareholders, net of our portion of insurance recoveries.
(4)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics included in other income.
(5)	Primarily represents the tax benefit resulting from the establishment of a deferred tax asset related to our Specialty Chemicals pharmaceuticals business.
(6)	Represents the sales and direct costs attributable to selling oxycodone hydrochloride extended-release tablets (Oxy ER).

Covidien plc

Segment and Geographical Sales

Fiscal Years Ended September 25, 2009 and September 26, 2008

(dollars in millions)

	Fiscal Years Ended
	September 25, 2009	September 26, 2008	Percent change	Percent change currency	Operational growth

Medical Devices
United States	$2,528	$2,316	9%	-%	9%
Non-U.S.	3,533	3,598	(2)	(9)	7

	$6,061	$5,914	2	(6)	8

Pharmaceuticals
United States	$2,108	$1,885	12%	-%	12%
Non-U.S.	756	770	(2)	(16)	14

	$2,864	$2,655	8	(4)	12

Medical Supplies
United States	$1,534	$1,512	1%	-%	1%
Non-U.S.	218	277	(21)	(11)	(10)

	$1,752	$1,789	(2)	(2)	-

Covidien plc
United States	$6,170	$5,713	8%	-%	8%
Non-U.S.	4,507	4,645	(3)	(10)	7

	$10,677	$10,358	3	(5)	8

Covidien plc

Select Product Line Sales

Fiscal Years Ended September 25, 2009 and September 26, 2008

(dollars in millions)

	Fiscal Years Ended
	September 25, 2009	September 26, 2008	Percent change	Percent change currency	Operational growth

Medical Devices
Endomechanical Instruments	$1,982	$1,928	3%	(6)%	9%
Soft Tissue Repair Products	807	786	3	(7)	10
Energy Devices	867	805	8	(5)	13
Oximetry & Monitoring Products	636	636	-	(3)	3
Airway & Ventilation Products	763	806	(5)	(4)	(1)
Vascular Products	574	493	16	(2)	18

Pharmaceuticals
Oxycodone Hydrochloride Extended-Release Tablets	$354	$57	521%	-%	521%
Other Specialty Pharmaceuticals	544	525	4	-	4
Active Pharmaceutical Ingredients	405	431	(6)	(7)	1
Specialty Chemicals	414	448	(8)	(9)	1
Contrast Products	591	635	(7)	(5)	(2)
Radiopharmaceuticals	556	559	(1)	(4)	3

Covidien plc

Non-GAAP Sales Analysis

(dollars in millions)

	For the Quarter Ended September 25, 2009
	Net Sales for the Quarter Ended September 25, 2009		Incremental Oxy ER Impact		Currency Impact		Operational Growth Excluding the Impact of Oxy ER		Net Sales for the Quarter Ended September 26, 2008

Medical Devices	$1,627	7%	$-	-%	$(33)	(2)%	$140	9%	$1,520
Pharmaceuticals	637	(10)	(57)	(8)	(16)	(2)	2	-	708
Medical Supplies	433	(6)	-	-	(5)	(1)	(24)	(5)	462

Total Net Sales	$2,697	-	$(57)	(2)	$(54)	(2)	$118	4	$2,690

	For the Fiscal Year Ended September 25, 2009
	Net Sales for the Fiscal Year Ended September 25, 2009		Incremental Oxy ER Impact		Currency Impact		Operational Growth Excluding the Impact of Oxy ER		Net Sales for the Fiscal Year Ended September 26, 2008

Medical Devices	$6,061	2%	$-	-%	$(317)	(6)%	$464	8%	$5,914
Pharmaceuticals	2,864	8	297	11	(121)	(4)	33	1	2,655
Medical Supplies	1,752	(2)	-	-	(31)	(2)	(6)	-	1,789

Total Net Sales	$10,677	3	$297	3	$(469)	(5)	$491	5	$10,358